UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 24, 2018

CORE LABORATORIES N.V.
(Exact name of registrant as specified in its charter)
001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Strawinskylaan 913
Tower A, Level 9
1077 XX Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02 Results of Operations and Financial Condition
On October 24, 2018, Core Laboratories N.V. (the "Company") issued a press release announcing its financial results for the third quarter of 2018. The full text of the press release is set forth in Exhibit 99.1 attached hereto.
The information in this Report and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 24, 2018, the Company announced that, effective December 31, 2018, Monty L. Davis will retire from the Company, and therefore his role as Chief Operating Officer and Senior Vice President. Effective January 1, 2019, Lawrence Bruno, the Company's current President, will also serve as the Chief Operating Officer.
The Company has previously reported the information required by Items 401(b) and (e) of Regulation S-K with respect to Mr. Bruno in its Current Report on Form 8-K filed on January 31, 2018, and will report such information in its proxy statement in connection with its 2019 annual meeting of shareholders. There are no family relationships or transactions with respect to Mr. Bruno that would be required to be disclosed under Items 401(d) or 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
99.1         Press release issued on October 24, 2018 *
* This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Exchange Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: October 24, 2018	By	/s/ Christopher S. Hill
Christopher S. Hill
Chief Financial Officer

CORE LABORATORIES N.V.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

99.1	Press release issued on October 24, 2018 *
* This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Exchange Act.